PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact: Craig Rodenberger

SVP, Chief Marketing Officer

717-721-5279

crodenberger@epnb.com

ENB FINANCIAL CORP RECEIVES APPROVALS TO ACQUIRE

CECIL BANCORP, INC. AND ITS WHOLLY-OWNED SUBSIDIARY CECIL BANK

EPHRATA, PA, [January 12, 2026] ENB Financial Corp (OTCQX: ENBP) (“ENB” or the “Corporation”), bank holding company for The Ephrata National Bank, is pleased to announce the receipt of all stockholder and regulatory approvals or waivers for the Corporation’s proposed acquisition of Cecil Bancorp, Inc. (“Cecil”) and its wholly owned subsidiary Cecil Bank, headquartered in Elkton, Maryland.

Both the Office of the Comptroller of the Currency and the Maryland Department of Financial Regulation have issued approvals of the applications made by ENB and Cecil and their subsidiaries in connection with the transaction. The Federal Reserve Bank of Philadelphia has granted ENB a waiver regarding its merger application requirements. Cecil stockholders approved the proposed transaction at a special meeting of stockholders held in November 2025. Subject to the expiration of any requisite waiting periods and the fulfilment of customary closing conditions provided in the Agreement and Plan of Stock Acquisition between the parties, the transaction is currently expected to close with an effective date of February 1, 2026. All former Cecil Bank office locations will operate as Cecil Bank, a Division of The Ephrata National Bank until the conversion of Cecil Bank systems to ENB systems which is currently expected to begin at the close of business on June 26. The offices will reopen June 29 and be fully operational as locations of The Ephrata National Bank.

About ENB Financial Corp

ENB Financial Corp, headquartered in Ephrata, PA, is the bank holding company for its wholly-owned subsidiary The Ephrata National Bank. The Ephrata National Bank operates from fourteen full-service locations in Lancaster County, southeastern Lebanon County, and southern Berks County, Pennsylvania, with the headquarters located at 31 E. Main Street, Ephrata, PA. The Ephrata National Bank has been serving the community since 1881. For more information about ENB Financial Corp, visit the Corporation’s web site at www.enbfc.com.

About Cecil Bancorp, Inc.

Cecil Bancorp, Inc., headquartered in Elkton, MD, is the bank holding company for its wholly-owned subsidiary Cecil Bank. Cecil Bank is a state-chartered community bank established in 1959 and headquartered in Elkton, MD. Cecil Bank serves Cecil County from its headquarters location and three additional branches located in North East, Rising Sun and Elkton. Cecil Bank is a member of the FDIC and an Equal Housing Lender. For more information, visit www.cecilbank.com.

Caution Regarding Forward-Looking Statements

This information presented herein contains forward-looking statements. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the proposed merger between ENB and Cecil, (ii) ENB’s and Cecil’s plans, obligations, expectations and intentions, and (iii) other statements presented herein that are not historical facts. Words such as “anticipates”, “believes”, “intends”, “should”, “expects”, “will” and variations of similar expressions are intended to identify forward-looking statements. These statements are based on the beliefs of the respective managements of ENB and Cecil as to the expected outcome of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, and degree of occurrence. Results and outcomes may differ materially from what may be expressed or forecasted in forward-looking statements. Factors that could cause results and outcomes to differ materially include, among others, the ability to obtain required regulatory and stockholder approvals and meet other closing conditions to the transaction; the ability to complete the merger as expected and within the expected timeframe; disruptions to customer and employee relationships and business operations caused by the merger; the ability to implement integration plans associated with the transaction, which integration may be more difficult, time-consuming or costly than expected; the ability to achieve the cost savings and synergies contemplated by the merger within the expected timeframe, or at all; changes in local and national economies, or market conditions; changes in interest rates; regulations and accounting principles; changes in policies or guidelines; loan demand and asset quality, including real estate values and collateral values; deposit flow; the impact of competition from traditional or new sources; and, the other factors detailed in ENB’s publicly filed documents, including its Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025. ENB and Cecil assume no obligation to revise, update or clarify forward-looking statements to reflect events or conditions after the date of this press release.

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